UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2020
Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	DISCA	Nasdaq
Series B Common Stock	DISCB	Nasdaq
Series C Common Stock	DISCK	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Exchange Offers

On September 10, 2020, Discovery, Inc. (the “Company”) issued a press release announcing that the Company, its wholly owned subsidiary, Discovery Communications, LLC (“DCL”), and its wholly owned subsidiary, Scripps Networks Interactive, Inc. (“SNI” and together with the Company and DCL, the “Offerors”), had commenced five separate private offers to exchange (the “Exchange Offers”) any and all of DCL’s outstanding 5.000% Senior Notes due 2037, 6.350% Senior Notes due 2040, 4.950% Senior Notes due 2042, 4.875% Senior Notes due 2043 and 5.200% Senior Notes due 2047 (collectively, the “Existing Notes”). The Offerors are offering to certain holders of such Existing Notes the opportunity to exchange each of the five series of Existing Notes for one new series of DCL’s Senior Notes due 2055 (the “New Notes”). The New Notes will be issued by DCL and guaranteed by the Company and SNI on an unsecured and unsubordinated basis. The complete terms of the Exchange Offers are set forth in an offering memorandum, eligibility letter and notice of guaranteed delivery (collectively, the “Exchange Offer Documents”) that will be sent to certain registered holders of the Existing Notes and be posted online at www.dfking.com/discovery. The Exchange Offers will expire at 5:00 p.m., New York City time, on September 16, 2020, unless extended or earlier terminated (the “Exchange Offer Expiration Time”).

The applicable consideration (the “Exchange Consideration”) for each $1,000 principal amount of Existing Notes validly tendered and not validly withdrawn and accepted for exchange pursuant to the Exchange Offers will be determined in the manner described in the Exchange Offer Documents by reference to the applicable fixed spread for such Existing Notes plus the applicable yield based on the bid-side yield of the applicable U.S. Treasury Reference Security at 11:00 a.m., New York City time, on September 16, 2020, unless extended. Holders of Existing Notes will also receive accrued and unpaid interest on the Existing Notes validly tendered and accepted for exchange from the applicable last interest payment date up to, but not including, the date the Company exchanges such Existing Notes, which date is expected to be September 21, 2020 (the “Exchange Offer Settlement Date”). Existing Notes tendered by notice of guaranteed delivery and accepted for exchange will be exchanged on the Exchange Offer Settlement Date.

Only holders who are “qualified institutional buyers” or who are non-U.S. persons (other than “retail investors” in the European Economic Area or in the United Kingdom and investors in any province or territory of Canada that are individuals or that are institutions or other entities that do not qualify as both “accredited investors” and “permitted clients”) are eligible to participate in the Exchange Offers.

The Exchange Offers are conditioned on the satisfaction or, where permitted, waiver of (i) a maximum consideration condition, (ii) the completion of the Cash Offers (as defined below), (iii) an aggregate maximum cash offer condition, (iv) a yield condition, (v) a minimum issue condition and (vi) the other general conditions described in the Exchange Offer Documents.

A copy of the Company’s press release announcing the Exchange Offers is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to sell the New Notes.

Cash Tender Offers

Additionally, on September 10, 2020, the Company issued a press release announcing that the Offerors had commenced five separate cash tender offers (the “Cash Offers”) for any and all of the Existing Notes. The complete terms and conditions of the Cash Offers are set forth in an offer to purchase, eligibility letter and notice of guaranteed delivery (collectively, the “Cash Offer Documents”) that will be sent to registered holders of the Existing Notes and be posted online at www.dfking.com/discovery. The Cash Offers will expire at 5:00 p.m., New York City time, on September 16, 2020, unless extended or earlier terminated (the “Cash Offer Expiration Time”).
Holders of Existing Notes will receive consideration equal to the Exchange Consideration plus any accrued and unpaid interest on the Existing Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the date the Company makes payment for such Existing Notes, which date is expected to be September 21, 2020 (the “Cash Offer Settlement Date”). Existing Notes tendered by notice of guaranteed delivery and accepted for purchase will be purchased on the Cash Offer Settlement Date.

Only holders who are not “qualified institutional buyers” and who are not non-U.S. persons (other than “retail investors” in the European Economic Area or in the United Kingdom and investors in any province or territory of Canada that are individuals or that are institutions or other entities that do not qualify as both “accredited investors” and “permitted clients”) are eligible to participate in the Cash Offers.

The Cash Offers are conditioned on the satisfaction of (i) an aggregate maximum tender amount condition, (ii) the completion of the Exchange Offers and (iii) the other general conditions described in the Cash Offer Documents.
A copy of the Company’s press release announcing the Cash Offers is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.2 are for information purposes only and do not constitute an offer to purchase the Existing Notes.

Item 9.01.    Financial Statements and Exhibits

99.1	Press release of Discovery, Inc., dated September 10, 2020
99.2	Press release of Discovery, Inc., dated September 10, 2020
101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: September 10, 2020	By:	/s/ Bruce L. Campbell
Bruce L. Campbell
Chief Development, Distribution & Legal Officer